EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS
Daniel J. Graham Announces Retirement;
James Pelrin Named Executive Vice President

MOUNT LAUREL, NJ, November 3, 2015 - inTEST Corporation (NYSE MKT: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced third quarter financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Summary

  Third quarter 2015 bookings were $8.4 million, compared with second quarter 2015 bookings of $10.3 million, and third quarter 2014 bookings of $10.6 million; $3.4 million, or 40%, of third quarter 2015 bookings were derived from non-semiconductor test.
  Third quarter 2015 net revenues were $9.2 million, compared with second quarter 2015 net revenues of $11.6 million, and third quarter 2014 net revenues of $10.8 million; 3.1 million, or 34%, of third quarter 2015 net revenues were derived from non-semiconductor test.
  Third quarter 2015 gross margin was $4.3 million, or 47%. This compares with second quarter 2015 gross margin of $5.8 million, or 51%, and third quarter 2014 gross margin of $5.2 million, or 48%.
  Third quarter 2015 net earnings were $310,000 or $0.03 per diluted share, marking inTEST's 24th consecutive quarter of profitability. This compares with second quarter 2015 net earnings of $1.1 million, or $0.10 per diluted share, and third quarter 2014 net earnings of $837,000, or $0.08 per diluted share.
  Cash and cash equivalents were $25.4 million at September 30, 2015, up 8% from the amount reported at June 30, 2015.

Robert E. Matthiessen, president and chief executive officer, commented, "While the third quarter reflected normal seasonality that we experience this time of year, compounded by an industry-wide pause, net revenues and net earnings were within guidance and we delivered our 24th consecutive quarter of profitability. We continue to benefit from the ongoing diversification strategy of our Thermal Products segment into non-semiconductor growth markets. Our business model is centered on our core market in semiconductor ATE, complemented by an expanded product offering for non-traditional electronics markets that require thermal testing. Earlier this afternoon, we announced inTEST's first stock repurchase program, demonstrating our continued commitment to creating and returning value to our stockholders. We remain committed to our goal of diversified growth through acquisition and will continue our search for opportunities."

Daniel J. Graham, Senior Vice President and GM of our Mechanical and Electrical Products segments, has informed the Board of his decision to retire at the end of 2015. Mr. Matthiessen added, "I want to thank Dan for his many years of distinguished service. As one of the co-founders of inTEST, Dan has played an instrumental role in developing our technologies and I wish him all the best as he embarks on the next chapter in his life. "

Mr. Matthiessen continued, "I am pleased to announce that James Pelrin, who has done an outstanding job as Vice President and GM of our Thermal Products segment, has been named Executive Vice President. As GM of Thermal, Jim has overseen all aspects of that business including sales, product management, engineering and operations and as EVP will have responsibility for all of our business segments. I look forward to working with Jim on implementing our long-term objective to grow and evolve inTEST Corporation into a broad-based industrial test company as we continue to execute on our differentiated product strategy."

Fourth Quarter 2015 Financial Outlook
inTEST expects that net revenues for the fourth quarter ended December 31, 2015 will be in the range of $8.0 million to $9.0 million and that net earnings will range from breakeven to $0.03 per diluted share. This outlook is based on the Company's current views with respect to operating and market conditions and customers' forecasts, which are subject to change.

Third Quarter 2015 Investor Conference Call / Webcast Details (Tuesday November 3, 2015 at 5:00 p.m. EST)
inTEST management will host a conference call today at 5:00 p.m. Eastern Standard Time. The conference call will address the Company's 2015 third quarter financial results and management's current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company's current or future performance.

The dial-in number for the live audio call beginning at 5:00 p.m. EST on November 3, 2015 is (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 57699817. Please reference the inTEST 2015 Q3 Financial Results Conference Call. inTEST Corporation will provide a live webcast in conjunction with the conference call. To access the live webcast, please visit inTEST's website www.intest.com under the "Investors" section.

Third Quarter 2015 Replay Details (Webcast)
A replay of the webcast will be available on inTEST's website for one year following the live broadcast. To access the webcast replay, please visit inTEST's website www.intest.com under the "Investors" section.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of thermal management products and ATE interface solutions, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. The Company's products are also sold into the automotive, consumer electronics, defense/aerospace, energy, industrial and telecommunications markets. Specific products include temperature management systems, manipulator and docking hardware products and customized interface solutions. The Company has established strong relationships with its customers globally, which it supports through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, our ability to implement and execute the 2015 Repurchase Plan, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
Contacts:
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: 808-882-1467

- Tables follow -

SELECTED FINANCIAL DATA
(Unaudited)
(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:
	Three Months Ended			Nine Months Ended
	9/30/2015	9/30/2014	6/30/2015	9/30/2015	9/30/2014
Net revenues	$9,203	$10,794	$11,559	$30,950	$31,934
Gross margin	4,323	5,168	5,846	15,087	15,435
Operating expenses:
Selling expense	1,370	1,462	1,592	4,449	4,318
Engineering and product development expense	1,041	894	1,047	3,030	2,704
General and administrative expense	1,511	1,528	1,569	4,887	4,681

Other income (expense)	6	(16)	21	16	1
Earnings before income tax expense	407	1,268	1,659	2,737	3,733
Income tax expense	97	431	579	909	1,253
Net earnings	310	837	1,080	1,828	2,480

Net earnings per share - basic	$0.03	$0.08	$0.10	$0.17	$0.24
Weighted average shares outstanding - basic	10,474	10,441	10,472	10,470	10,424

Net earnings per share - diluted	$0.03	$0.08	$0.10	$0.17	$0.24
Weighted average shares outstanding - diluted	10,499	10,478	10,494	10,492	10,461

Condensed Consolidated Balance Sheets Data:
	As of:
	9/30/2015	6/30/2015	12/31/2014
Cash and cash equivalents	$25,383	$23,466	$23,126
Trade accounts receivable, net	5,539	7,380	5,034
Inventories	3,802	4,019	3,769
Total current assets	35,732	35,779	32,931
Net property and equipment	1,181	1,191	1,268
Total assets	40,973	41,072	38,738
Accounts payable	1,545	1,713	1,234
Accrued expenses	3,340	3,394	3,114
Total current liabilities	4,897	5,350	4,370
Noncurrent liabilities	-	-	-
Total stockholders' equity	36,076	35,722	34,368

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